POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Laurence D. Paredes as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and full power to act alone, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings or requests required by the Securities Exchange Act of 1934, as amended, including Section 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of BlackRock Kelso Capital CORP, a Delaware corporation including but not limited to Forms 3, 4 and 5 under such act, any amendments thereto and requests for a Central Index Key (CIK) and a CIK Confirmation Code.

This power of attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 8th day of August, 2011.

/s/ Corinne Pankovcin
Corinne Pankovcin